Exhibit 5.1

ATTORNEYS AT LAW LLP ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM

June 30, 2021

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 of Processa Pharmaceuticals, Inc. a Delaware corporation (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed issuance from time to time, as set forth in the prospectus contained in such Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, of (a) common stock, par value $0.0001 per share (the “Common Stock”), (b) one or more series of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) warrants to purchase the Company’s common stock or preferred stock (“Warrants”) and (d) units that relate to or are comprised of any of the foregoing securities.

As counsel to the Company, we have examined the Certificate of Incorporation of the Company, as amended, the amended and restated Bylaws of the Company, and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and (ii) all securities will be sold in compliance with applicable securities laws and in the manner stated in the Registration Statement.

Based upon the foregoing and subject to the qualifications set forth herein, it is our opinion that:

(1) When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Delaware law and the Certificate of Incorporation and Bylaws of the Company to approve the issuance of the Common Stock, and (b) the Common Stock have been issued and sold against payment of the consideration therefore as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

June 30, 2021

(2) When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Delaware law and the Certificate of Incorporation and Bylaws of the Company to designate a series of Preferred Stock and approve the issuance of Preferred Stock of such series, (b) the amendment to the Company’s Certificate of Incorporation so designating such series has been filed with the Delaware Secretary of State, and (c) the Preferred Stock of such series have been issued and sold against payment of the consideration therefore as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to the Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Delaware law and the Certificate of Incorporation and Bylaws of the Company to approve the issuance of Warrants and the securities underlying such Warrants and (b) the Warrants have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable warrant agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Warrants, those Warrants will be legally issued and will be valid and binding obligations of the Company or the Operating Partnership, as applicable.

(4) When (a) the Board of the Company has taken all necessary corporate action in conformity with Delaware law and the Certificate of Incorporation and Bylaws of the Company to approve the issuance of units and the securities comprising such units, and (b) when units have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to the units, the units will be legally issued and will be valid and binding obligations of the Company.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Our opinion is limited to the laws of Delaware and federal laws of the United States of America to the extent referred to specifically herein, in each case as are, in our professional judgment, applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. This opinion letter is rendered as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter or the opinion expressed herein, if after the date of this opinion letter, facts and/or circumstances come to our attention, and/or changes in the law occur, which could affect such opinion.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP